Exhibit 99.1

11210 Equity Drive, Suite 100 Houston, TX 77041 Phone: (713) 849-7500 Fax: (713) 849-8976	PRESS RELEASE

■ NATCO Group Announces 3rd Quarter 2009 Results

Houston, Texas, USA (November 9, 2009)—NATCO Group Inc. (NYSE: NTG) today announced revenue for the third quarter 2009 of $155.2 million, compared with the third quarter 2008 revenue of $159.3 million. Net income available to common stockholders for the third quarter 2009 was $8.3 million, or $0.41 per diluted share compared with net income of $5.6 million, or $0.27 per diluted share for the third quarter 2008. Segment profit was $17.5 million for this year’s third quarter compared with $10.1 million for the third quarter last year.

Included in the third quarter 2009 net income available to common stockholders were approximately $1.7 million of costs associated with the proposed acquisition of the Company by Cameron International Corporation (“Cameron”) and $0.2 million of certain legal and compliance review costs. The third quarter of 2008 included $1.8 million of certain legal and compliance review costs. Without these charges, all of which were net of tax, net income available to common stockholders would have been $0.52 per diluted share for the third quarter 2009 compared with $0.37 per diluted share in the third quarter of 2008.

Bookings for the third quarter 2009 were $92.9 million, compared with $222.2 million for the third quarter 2008. At September 30, 2009, backlog stood at $184.5 million, compared with backlog of $336.0 million at September 30, 2008, and $280.2 million at year end 2008.

For the year-to-date period ended September 30, 2009, the Company posted revenue of $472.6 million, compared with $471.6 million for the same period in 2008; segment profit of $47.2 million, compared with $40.4 million year to date 2008; and net income available to common stockholders for year to date 2009 of $23.4 million, or $1.17 per diluted share, compared with net income available to common stockholders for year-to-date 2008 of $21.4 million, or $1.07 per diluted share. Included in the year-to-date period ended September 30, 2009 were approximately $3.5 million of costs associated with the proposed acquisition of the Company by Cameron, $0.6 million of costs associated with the Company’s UK subsidiary’s cancellation of certain contracts, and $0.2 million of certain legal and compliance review costs, which, net of tax, total $4.3 million or $0.22 per diluted share. The year-to-date period ended September 30, 2008 included $6.4 million of legal and compliance review costs net of tax, or $0.32 per diluted share.

Bookings for the 2009 year-to-date period were $376.8 million, compared with 2008 year-to-date period bookings of $637.0 million.

Revenue from the Integrated Engineered Solutions segment was $88.8 million in the third quarter 2009, compared to $45.5 million in the third quarter 2008. Segment profit for the third quarter 2009 was $20.8 million, compared with $4.4 million in the prior year period primarily as a result of higher revenue runoff on orders booked during the latter months of 2008. Bookings in the third quarter 2009 totaled $26.2 million, compared with $86.7 million in the third quarter 2008.

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NTG PRESS RELEASE

For the third quarter 2009, revenue for the Standard & Traditional segment decreased from $96.6 million during the third quarter 2008 to $51.7 million, and segment profit decreased from $6.7 million to a segment loss of $1.7 million. In the third quarter 2009, bookings for the segment were $51.7 million compared with $116.9 million for the third quarter 2008. These decreases were primarily due to the continued decline in well completion activity in North America, partially offset by positive incremental margin contributions from our Connor Sales acquisition which closed in the third quarter of 2008.

Revenue from the Automation & Controls segment in the third quarter 2009 was $16.5 million, compared with $18.5 million in the third quarter 2008. A segment loss of $1.5 million was incurred in the third quarter 2009, compared with a segment loss of $1.0 million in the third quarter 2008. Revenue was down primarily due to the completion of the Kazakhstan operations as of December 31, 2008 and lower panel shop sales associated with the general decrease in industry activity. Segment profit margins deteriorated despite a stabilization of gross margins due to an increase in selling expenses and corporate support costs.

Weighted average diluted shares dropped from 20.0 million for the third quarter 2008 to 19.7 million for the third quarter 2009, primarily as a result of the Company’s share repurchase program.

2009 Guidance

In conjunction with the proposed merger, NATCO has previously withdrawn 2009 guidance and will not hold a quarterly conference call. Interested parties are directed to the Company’s third quarter 2009 report on Form 10-Q filing for more information.

Pending Acquisition by Cameron

On June 1, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Cameron International Corporation, a Delaware corporation (“Cameron”) and Octane Acquisition Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Cameron (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Cameron, in exchange for common stock of Cameron. Under the terms of the Merger Agreement, each holder of common stock of the Company will receive 1.185 shares of common stock of Cameron for each share of Company common stock. No fractional shares of common stock of Cameron will be issued in the Merger, and the Company’s stockholders will receive cash in lieu of fractional shares, if any, of Cameron common stock.

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, the approval of the Merger Agreement by the Company’s stockholders, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of the listing on the New York Stock Exchange of the shares of common stock of Cameron to be issued in the Merger and the absence of any injunction or restraint that prohibits consummation of the Merger. Each party’s obligation to close the Merger is also subject to the accuracy of representations and warranties of, and compliance with, covenants by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement. The obligation of each party to close the Merger

NTG PRESS RELEASE

is also subject to the absence of any material adverse effect on the other party. The Merger Agreement also contains customary representations, warranties, and covenants of Cameron, Merger Sub, and the Company. In order to consummate the merger, the merger agreement must be adopted by NATCO stockholders holding at least a majority of the shares of NATCO common stock outstanding on October 6, 2009, the record date. The proposal is being presented to NATCO stockholders for approval at a special meeting of NATCO stockholders to be held on November 18, 2009.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for over 80 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. Forward looking statements in this press release include, but are not limited to, revenue, earnings and segment profit guidance and discussions regarding the proposed merger, markets, potential awards and demand for our products. These statements may differ materially from actual future events or results. Further, bookings and backlog are not necessarily indicative of future results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

NTG PRESS RELEASE

NATCO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	Sept 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,908	$17,698
Trade accounts receivable, less allowance for doubtful accounts of $2,398 and $2,090 as of September 30, 2009 and December 31, 2008, respectively	96,802	146,127
Costs and estimated earnings in excess of billings on uncompleted contracts	34,359	31,237
Inventories, net	47,311	58,163
Deferred income tax assets, net	10,212	8,077
Prepaid expenses and other current assets	4,001	9,724

Total current assets	$231,593	$271,026
Property, plant and equipment, net	99,855	77,016
Goodwill, net	132,404	127,389
Deferred income tax assets, net	992	708
Intangible and other assets, net	28,704	32,027

Total assets	$493,548	$508,166

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable and other	$53,982	$76,253
Accrued expenses	63,407	52,202
Billings on uncompleted contracts in excess of costs and estimated earnings	20,008	51,131
Income taxes payable	5,400	5,675

Total current liabilities	$142,797	$185,261
Long-term deferred tax liabilities	16,360	12,250
Long-term debt	—	13,000
Postretirement benefits and other long-term liabilities	8,157	9,689

Total liabilities	$167,314	$220,200

Commitments and contingencies
Stockholders’ equity:
NATCO Group Inc. stockholders’ equity
Preferred stock, $.01 par value; Authorized 5,000,000 shares (of which 500,000 are designated as Series A); no shares issued and outstanding
Common stock, $.01 par value; 50,000,000 shares authorized; 20,012,434 and 20,242,414 shares issued as of September 30, 2009 and December 31, 2008, respectively	203	203
Additional paid-in-capital	165,918	159,193
Retained earnings	159,986	136,588
Treasury stock, 243,480 and 321,274 shares as of September 30, 2009 and December 31, 2008, respectively	(4,296)	(4,623)
Accumulated other comprehensive income	1,731	(4,923)

Total NATCO Group Inc. stockholders’ equity	323,542	286,438

Noncontrolling interests	2,692	1,528
Total equity	$326,234	$287,966

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$493,548	$508,166

NTG PRESS RELEASE

NOTE: On January 1, 2009, we modified presentation of the noncontrolling interests in our consolidated financial statements in accordance with the Consolidation Topic of the FASB ASC. This Topic provides accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary by re-characterizing minority interests as noncontrolling interests and classifying them as a component of equity in our consolidated balance sheet. The guidance requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of operations. The presentation and disclosure requirements of this Topic require retrospective application to all prior periods presented.

The Consolidation Topic of FASB ASC also requires enhanced disclosures to clearly distinguish between our interests and the interests of noncontrolling owners. Our noncontrolling interests relate to two international subsidiaries (in Japan and Angola) and one subsidiary in the US (a pilotless burner system company), which we consolidate. In accordance with this guidance, we presented the noncontrolling interests in these three subsidiaries as equity on our consolidated balance sheets as of September 30, 2009 and December 31, 2008 and presented net income attributable to noncontrolling interests separately on our consolidated statements of operation for the three and nine months ended September 30, 2009 and 2008. Prior year amounts were previously included in mezzanine equity and in selling, general and administrative expense on our consolidated balance sheets and consolidated statements of operation, respectively. The effect at December 31, 2008 was a reduction in the reported noncontrolling interest in mezzanine equity of $1.5 million, which was reclassified as a component of equity.

NTC PRESS RELEASE

NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(See Note 1)		(See Note 1)
Revenue:
Products	$130,366	$135,548	$399,579	$392,331
Services	24,840	23,719	73,014	79,304

Total revenue	$155,206	$159,267	$472,593	$471,635
Cost of goods sold and services:
Products	$90,959	$103,019	$289,777	$295,479
Services	12,471	12,826	37,976	42,219

Total cost of goods sold and services	$103,430	$115,845	$327,753	$337,698

Gross profit	$51,776	$43,422	$144,840	$133,937
Selling, general and administrative expense	33,876	32,498	95,334	91,756
Depreciation and amortization expense	3,507	2,285	9,634	7,136
Interest expense	177	199	700	433
Interest income	(22)	(204)	(54)	(813)
(Gain) Loss on unconsolidated investment	(749)	37	(280)	(46)
Other (income) expense, net	1,012	(755)	565	237

Income before income taxes and noncontrolling interests	$13,975	$9,362	$38,941	$35,234
Income tax provision	5,038	3,331	14,032	12,501

Net income	$8,937	$6,031	$24,909	$22,733
Less: Net income attributable to the noncontrolling interests	652	463	1,514	1,119
Net income attributable to NATCO Group Inc.	8,285	5,568	23,395	21,614
Preferred stock dividends	—	—	—	248

Net income available to common stockholders	$8,285	$5,568	$23,395	$21,366

Earnings per share:
—Basic	$0.42	$0.28	$1.17	$1.09
—Diluted	$0.41	$0.27	$1.17	$1.07

Weighted average number of shares of common stock:
—Basic	19,546	19,802	19,529	19,373
—Diluted	19,716	19,977	19,672	19,953

NTG PRESS RELEASE

NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended September 30,		June 30,	Nine Months Ended September 30,
	2009	2008	2009	2009	2008
Revenue:
Integrated Engineered Solutions	$88,786	$45,532	$134,759	$223,545	$151,958
Standard & Traditional	51,747	96,568	149,388	201,135	252,654
Automation & Controls	16,535	18,502	36,538	53,073	71,727
Eliminations	(1,862)	(1,335)	(3,298)	(5,160)	(4,704)

Total revenue	$155,206	$159,267	$317,387	$472,593	$471,635

Gross profit:
Integrated Engineered Solutions	$34,319	$16,885	$45,666	$79,985	$53,288
Standard & Traditional	14,817	23,846	41,298	56,115	65,178
Automation & Controls	2,639	2,691	6,100	8,739	15,471

Total gross profit	$51,775	$43,422	$93,064	$144,839	$133,937

Gross profit % of revenue:
Integrated Engineered Solutions	38.7%	37.1%	33.9%	35.8%	35.1%
Standard & Traditional	28.6%	24.7%	27.6%	27.9%	25.8%
Automation & Controls	16.0%	14.5%	16.7%	16.5%	21.6%
Total gross profit % of revenue	33.4%	27.3%	29.3%	30.6%	28.4%
Operating expenses:
Integrated Engineered Solutions	$13,564	$12,503	$23,873	$37,437	$34,997
Standard & Traditional	16,520	17,145	32,130	48,650	48,085
Automation & Controls	4,142	3,649	7,375	11,517	10,481

Total operating expenses	$34,226	$33,297	$63,378	$97,604	$93,563

Segment profit:(1) EBITDA
Integrated Engineered Solutions	$20,755	$4,382	$21,793	$42,548	$18,291
Standard & Traditional	$(1,703)	$6,701	$9,168	$7,465	$17,093
Automation & Controls	$(1,503)	$(958)	$(1,275)	$(2,778)	$4,990

Total segment profit	$17,549	$10,125	$29,686	$47,235	$40,374

Segment profit % of Revenue
Integrated Engineered Solutions	23.4%	9.6%	16.2%	19.0%	12.0%
Standard & Traditional	-3.3%	6.9%	6.1%	3.7%	6.8%
Automation & Controls	-9.1%	-5.2%	-3.5%	-5.2%	7.0%

Total segment profit % of Revenue	11.3%	6.4%	9.4%	10.0%	8.6%

Bookings:
Integrated Engineered Solutions	$26,203	$86,737	$139,695	$165,898	$270,495
Standard & Traditional	51,699	116,934	102,516	154,215	298,214
Automation & Controls	15,022	18,515	41,703	56,725	68,339

Total bookings	$92,924	$222,186	$283,914	$376,838	$637,048

	As of September 30,		As of June 30,
	2009	2008	2009
Backlog:
Integrated Engineered Solutions	$138,683	$215,254	$201,269
Standard & Traditional	34,395	113,415	34,289
Automation & Controls	11,379	7,366	11,183

Total backlog	$184,457	$336,035	$246,741

NTG PRESS RELEASE

(1)	On January 1, 2009, we modified presentation of the noncontrolling interests in our consolidated financial statements in accordance with the Consolidation Topic of the FASB ASC. This Topic provides accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary by re-characterizing minority interests as noncontrolling interests and classifying them as a component of equity in our consolidated balance sheet. The guidance requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of operations. The presentation and disclosure requirements of this Topic require retrospective application to all prior periods presented.

The Consolidation Topic of FASB ASC also requires enhanced disclosures to clearly distinguish between our interests and the interests of noncontrolling owners. Our noncontrolling interests relate to two international subsidiaries (in Japan and Angola) and one subsidiary in the US (a pilotless burner system company), which we consolidate. In accordance with this guidance, we presented the noncontrolling interests in these three subsidiaries as equity on our consolidated balance sheets as of September 30, 2009 and December 31, 2008 and presented net income attributable to noncontrolling interests separately on our consolidated statements of operation for the three and nine months ended September 30, 2009 and 2008. Prior year amounts were previously included in mezzanine equity and in selling, general and administrative expense on our consolidated balance sheets and consolidated statements of operation, respectively. The effect at December 31, 2008 was a reduction in the reported noncontrolling interest in mezzanine equity of $1.5 million, which was reclassified as a component of equity.

	Three Months Ended			Nine Months Ended
(in thousands)	September 30,		June 30,	September 30,
	2009	2008	2009	2009	2008
	See Note (2)			See Note (2)
Total segment profit:	$17,549	$10,125	$29,686	$47,235	$40,374
Less:
Noncontrolling interests expenses	(1,100)	(762)	(1,451)	(2,551)	(1,853)
Depreciation and amortization	3,507	2,285	6,127	9,634	7,136
Interest expense	177	199	523	700	433
Interest income	(22)	(204)	(32)	(54)	(813)
Other, net	1,012	(755)	(447)	565	237

Income before income taxes and noncontrolling interests	$13,975	$9,362	$24,966	$38,941	$35,234

(2)	The Company allocates corporate and other expenses to each of the operating segments based on headcount, total assets and revenue. Total segment profit is a non-GAAP financial measure that is reconciled to the Consolidated Income Statement as shown above. The Company believes that segment profit is one of the primary drivers and provides a more meaningful presentation for measuring the liquidity and performance of the Company.